UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02
Results of Operations and Financial Condition.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2017, on May 10, 2017, Versar, Inc. (the “Company”) held an investor conference call to regarding its financial results for the first, second and third quarters of its fiscal year 2017. A transcript of the investor call is attached as Exhibit 99.1.

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 20, 2016 and December 20, 2016, the Company received a letter from the Exchange indicating that the Company was not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file Annual Report on Form 10-K for the year ended July 1, 2016 (the “Annual Report”), as well as the Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016 and December 30, 2016 (each, a “Quaterly Report” and collectively, the “Quarterly Reports”).

On May 11, 2017, the NYSE acknowledged that the Company filed the Annual Report on March 28, 2017 and the Quarterly Reports on May 10, 2017. As a result, the Company has been removed from the late filers’ list disseminated to data vendors and the “LF” indicator posted on the Profile, Date and News pages related to each issue has been removed. However, the Company will continue to remain on the list of noncompliant issuers on the Exchange’s website, and the “BC” indicator will continue to be disseminated, due to the Company’s noncompliance with Section of 1003(a)(i) of the Company Guide.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	May 10, 2017 Investor call transcript
99.2	May 11, 2017 Letter from NYSE MKT

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2017	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel